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                                                                     Exhibit 5.1

                      [LETTERHEAD OF SARA LEE CORPORATION]



                               September 8, 1999

Board of Directors
Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260

               Re:  Sara Lee Corporation
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

     As General Counsel of Sara Lee Corporation, a Maryland corporation (the "Company"), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-4 ("Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of up to 11,284,503 shares (the "Shares") of the Company's Common Shares, par value $.01 per share (the "Common Shares"). The Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of June 8, 1999 (the "Merger Agreement"), among the Company, CFN Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Chock full o'Nuts Corporation, a New York corporation ("Chock full o'Nuts"), which provides for the merger (the "Merger") of Merger Sub with and into Chock full o'Nuts, with Chock full o'Nuts surviving as a wholly-owned subsidiary of the Company. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     This opinion is furnished by me, as General Counsel of the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, I have examined such agreements, documents, instruments and records I deemed appropriate under the circumstances for me to express the opinion set forth below.

     Based on and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of Merger Sub with Chock full o'Nuts pursuant to the Merger Agreement, the filing of the certificate of merger with the Secretary of State of the State of Delaware, and the issuance of the Shares and delivery of proper stock
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Sara Lee Corporation
September 8, 1999
Page 2



certificates therefor in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement.

                              Very truly yours,


                              /s/ Roderick A. Palmore, Esq.